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                                                            Exhibit 5 to Annual
                                                            Report On Form 10-K
                                                            For the Year Ended
                                                            December 31, 1995




                                        April 14, 1995



Mr. William McMenemy
c/o Del Laboratories, Inc.
565 Broad Hollow Road
Farmingdale, New York  11735

Dear Mr. McMenemy:

     This will confirm that your Employment Agreement, as amended and extended, is further extended to March 31, 2000.

     In all other respects the Employment Agreement, as amended and extended, shall continue in full force and effect.

     Please signify your agreement with the foregoing by counter-signing the copy of this letter and returning it to me.

                                        Very truly yours,

                                        DEL LABORATORIES, INC.



                                        By: /s/ Dan K. Wassong
                                            ----------------------
                                            Dan K. Wassong
                                            Chairman of the Board

ACCEPTED AND AGREED:



/s/ William McMenemy
---------------------
William McMenemy